Electronically transmitted to the Securities and Exchange Commission on September 17, 2007
Registration No. 333-141566

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
PRE-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
MAKEMUSIC, INC.
(Exact name of registrant as specified in its charter)

Minnesota	41-1716250
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)
7615 Golden Triangle Drive, Suite M
Eden Prairie, Minnesota 55344-3848
(952) 937-9611
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
John W. Paulson
Chief Executive Officer
MakeMusic, Inc.
7615 Golden Triangle Drive, Suite M
Eden Prairie, Minnesota 55344-3848
(952) 937-9611
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Melodie R. Rose, Esq.	Brian H. Blaney, Esq.
Fredrikson & Byron, P.A.	Greenberg Traurig, LLP
200 South Sixth Street, Suite 4000	2375 East Camelback Road, Suite 700
Minneapolis, Minnesota 55402	Phoenix, Arizona 85016
(612) 492-7000	(602) 445-8000
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
     If any of the securities being offered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     The registrant amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION
DATED SEPTEMBER 17, 2007
PROSPECTUS
MAKEMUSIC, INC.
1,114,496 Shares of Common Stock
     This prospectus relates to the offer and sale of up to 1,114,496 shares of Common Stock, $.01 par value, of MakeMusic, Inc., a Minnesota corporation, that may be offered and sold from time to time by persons who are currently shareholders of MakeMusic or who may become shareholders upon exercise of certain warrants, or by pledgees, donees, transferees, or other successors in interest that receive such shares as a gift, distribution, or other non-sale related transfer. The selling shareholders may offer their shares from time to time through or to brokers or dealers in the over-the-counter market at market prices prevailing at the time of sale or in one or more negotiated transactions at prices acceptable to the selling shareholders. We will not receive any proceeds from the sale of shares by the selling shareholders. See “Plan of Distribution.”
     Our Common Stock is traded on the Nasdaq Capital Market under the symbol “MMUS.” The closing sale price on September 14, 2007, as reflected on the Nasdaq Capital Market, was $6.55 per share.
For information concerning certain risks relating
to an investment in MakeMusic Common Stock
see “Risk Factors” beginning on page 2.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
     The information in this prospectus is not complete and may be changed. MakeMusic and the shareholders selling MakeMusic Common Stock pursuant to this prospectus may not sell these shares until the registration statement filed with the Securities and Exchange Commission, including this prospectus, is effective. This prospectus is not an offer to sell these shares and it is not an offer to buy these shares in any state where the offer or sale is not permitted.
The date of this prospectus is                     , 2007

 i

PROSPECTUS SUMMARY
     This summary highlights some information contained or incorporated by reference in this prospectus. It may not contain all of the information that is important to you. Important information is contained in documents incorporated by reference into this prospectus or included as exhibits to the registration statement that contains this prospectus. To understand this offering fully, you should read carefully the entire prospectus, including “Risk Factors” and the other information incorporated by reference in this prospectus.
ABOUT MAKEMUSIC, INC.
     MakeMusic, Inc., a Minnesota corporation, considers itself to be a world leader in music education technology. Our primary mission is to enhance and transform the experience of making, teaching and learning music. Among our leading products are Finale®, the best-selling music notation software, SmartMusic® music learning software and Smart Music Impact™, the web-based solution that allows music educators to easily guide motivate, grade, and document individual student progress. SmartMusic® is the complete music practice system that features Intelligent Accompaniment®.
     For more than fifteen years, Finale has been the best-selling music notation software. It has transformed the very process by which composers, arrangers, musicians, teachers, students and publishers create, edit, audition, print and publish musical scores. In the world of music software, Finale is the equivalent of PageMaker or Illustrator – it is what musicians use for page layout of sheet music.
     SmartMusic is a complete, interactive, computer-based practice system for woodwinds, brass, string players and vocalists. SmartMusic enhances and transforms the process of practicing music by accompanying musicians while they practice – following their spontaneous tempo changes like a human accompanist. Offered through an online subscription service, SmartMusic gives musicians access to a library of more than 30,000 professionally performed and recorded accompaniments and more than 50,000 exercises.
     In addition, in April 2007 we introduced SmartMusic 10.0, which includes SmartMusic Impact™, a web-based service designed to manage student assignments, grades and recordings while documenting the progress of each student. The introduction of SmartMusic 10.0 is providing music educators and students with exciting new possibilities to assist in developing strong music programs and complying with accountability. SmartMusic 10.0 will provide access to an ever increasing library of band and orchestra literature.
     We continue to work with teachers and publishers in proactive collaboration to meet the needs of active music makers and market products to them. The decade-long leadership established by our Finale software with music educators internationally provides us with the credibility in the marketplace to exploit the development of SmartMusic and other new products.
     The worldwide market for products and services sold to student, hobbyist and professional musicians is estimated to be approximately $15.5 billion, with music software as one of its fastest-growing segments. This estimate is based on data contained in the Music Products Association 2006 Music USA NAMM® Global Report. As music educators and parents search for ways to make student practice time more fun and productive, we are building on our current leadership position to become a key driver in the future of music education. Possessing many key technologies that can be combined together and expanded upon in a cost-effective manner, we believe we are uniquely positioned to offer continuous innovation to music makers.
     Our principal offices are located at 7615 Golden Triangle Drive, Suite M, Eden Prairie, Minnesota 55344-3848 and our telephone number is (952) 937-9611.
THE OFFERING
     We are registering for resale by two selling shareholders 1,114,496 shares of our Common Stock, including 312,500 shares issuable upon exercise of a warrant held by one of the selling shareholders.

We are also registering for resale any additional shares of common stock which may become issuable to prevent dilution resulting from stock dividends, stock splits, recapitalizations or other similar transactions effected without receipt of consideration that cause an increase in the number of outstanding shares of common stock.
     The two selling shareholders are entities that are related to each other and both selling shareholders are affiliates of our company. The sole member of LaunchEquity Acquisition Partners, LLC — Education Partners, which is one of the selling shareholders and which we refer to as LEAP, contributed 285,619 shares of Common Stock to LEAP. An entity controlled by Jeffrey A. Koch, our Chairman of the Board, is the manager of LEAP. Mr. Koch did not contribute any shares to LEAP and has no other interest in LEAP. Subsequent to the contribution by its member, LEAP purchased an additional 386,588 shares of Common Stock and warrants to purchase 312,500 shares of Common Stock from various investment funds in private resale transactions that were exempt from the registration requirements of federal and state securities laws.
     The members of LaunchEquity Acquisition Partners, LLC — Education Partners I, which is the other selling shareholder and which we refer to as LEAP I, contributed 129,789 shares of Common Stock to LEAP I. Of the 129,789 total shares contributed, a trust for the benefit of Mr. Koch’s family contributed 64,919 shares. As a result, that trust is one of the members of LEAP I. An entity controlled by Jeffrey A. Koch, our Chairman of the Board, is the manager of LEAP I.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus contains certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements can be identified by the use of terminology such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could,” “possible,” “plan,” “project,” “will,” “forecast,” and similar words or expressions. Our forward-looking statements generally relate to the timing and success of product development and upgrade efforts, our future position in the music industry and our ability to maintain favorable relations with music publishers. Any statement that is not a historical fact, including estimates, projections, future trends and the outcome of events that have not yet occurred, is a forward-looking statement. Forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore actual results may differ materially and adversely from those expressed in any forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, and in our periodic reports filed with the SEC from time to time. Many of such factors relate to events and circumstances that are beyond our control. You should not place undue reliance on forward-looking statements.
RISK FACTORS
     In addition to the other information in this prospectus, before purchasing the shares you should carefully consider the following risk factors in your evaluation of us and our business. Investing in our Common Stock involves a high degree of risk. The risks and uncertainties described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we consider immaterial may also affect our business operations. If any of these risks occur, our business could suffer, the market price of our Common Stock could decline and you could lose all or part of your investment in our Common Stock.
     While we currently believe that we have sufficient capital, we may have other capital needs. We achieved positive operating cash flow in 2006 and expect it to continue to be positive in the future, provided we continue to increase revenue and manage expenses. If we do not maintain positive cash flow, we may need additional capital to continue to operate the business. Additional capital may be needed if there is a significant change in our business plan or operating results. There is no assurance that additional capital will be available to us on favorable terms or at all.
     We are dependent upon our new product development efforts. Additional development work is required to increase the breadth of our SmartMusic and Finale businesses and the accompaniment repertoire for SmartMusic. There can be no assurance that our timetable for any of our development plans will be achieved, that sufficient development resources will be available or that development efforts will be successful.
     We are dependent upon the Internet in our business. We are dependent on the Internet to activate our SmartMusic subscriptions and secure our licensed content. We also utilize the Internet as one of our order-processing channels. Critical issues concerning the commercial use of the Internet, including security, cost, ease of use and access, intellectual property ownership and other legal liability issues, remain unresolved and could materially and adversely affect both the growth of Internet usage generally and our business in particular. If we experience problems developing and maintaining our Internet operations, our sales, operating results and financial condition could be adversely affected.
     We are dependent upon obtaining and maintaining license agreements with music publishers, of which there are a limited number. The world market for music license rights is highly concentrated among a limited number of publishers. We have entered into license agreements with leading music publishers that provide access to certain musical titles for accompaniment development. Many of our contracts with major publishers are not exclusive, which means that similar agreements may be made with competitors or that the publishers themselves may sell the same titles. While we believe that our relationships with these publishers are good, there can be no assurance that we will be able to maintain or expand these relationships. The lack of a sufficient number and variety of musical arrangements would greatly limit the ability to market our products and services.
     Certain of our products have limited and fluctuating sales. Sales of our SmartMusic subscription products have not achieved, and may not achieve, significant levels. Further, Internet sales have fluctuated, as have sales of Finale products, which are historically higher following the release of product upgrades. We believe that results of operations may fluctuate as a result of, among other things, the purchasing cycle of the education market and the timing of releases of new products and product upgrades. Certain states have had education funding cuts, which could negatively impact sales of products to the education market.
     We have incurred operating losses in the past and may incur losses in the near future. We have incurred annual operating losses since inception, and may continue to incur such losses in the near future. In order to continue to develop our business and planned product and service offerings, we will be required to devote additional amounts of capital to development and marketing efforts, among other things. There can be no assurance that we will operate profitably or provide an economic return to the investors.
     We face intense competition. While competition for SmartMusic is relatively limited and significant barriers to entry exist, there can be no assurance that others, such as large electronic and musical instrument manufacturers, will not enter this market. Competition for our notation products could potentially adversely impact future sales levels. Our ability to continue to compete effectively will be substantially dependent upon our ability to continue to improve our product offerings and Internet resources. If such improvements and development efforts do not materialize as intended, we may lose our ability to differentiate our products from those of our competitors. In addition, increasing competition in the music software market could cause prices to fall and the volume of transactions to decline, either of which could adversely affect our business, operating results and financial condition.
     Rapid technological changes and obsolescence may adversely affect our business. We operate in an industry greatly affected by technological changes. While we are not currently aware of any significant technological changes that may affect our current technology base, continued advancements in computer software, hardware and network designs and formats may impact our ability to effectively maintain our Internet-based sales efforts in a workable and user-friendly format. The proprietary technology we use to protect access to our licensed files may be effective for only a limited period by reason of technological change. We must, therefore, devote new resources to improve or modify this security system, which is a critical aspect of our ability to establish and maintain relationships with music publishers. While we currently believe that we have sufficient resources to address technological changes that may affect our business, there can be no assurance that any such technological changes will not prove too much for us to overcome in a cost-effective manner.
     Additional government regulation of the Internet may impair our ability to fully develop and utilize the Internet as a marketing and distribution medium. Today, there are relatively few enacted laws specifically directed toward on-line services, and the applicability and scope of such laws is still uncertain, as court interpretations are few. Currently, we do not believe their impact materially affects the nature of our Internet operations. Applicability to the Internet of existing laws governing issues such as property ownership, copyrights, and other intellectual property issues, taxation, libel, obscenity, and personal privacy is uncertain. In addition, because our services are accessible worldwide, foreign jurisdictions may claim that we are required to comply with their laws. Laws regulating Internet companies outside of the United States may be less favorable than those in the United States.
     Compliance with foreign laws may require us to change our business practices or restrict our service offerings to an extent that may damage our financial results. Further, changes to existing laws or the passage of new laws affecting the Internet could directly affect the way we do business, create uncertainty on the Internet, reduce demand for our services, increase the cost of doing business or otherwise harm our business. Our failure to comply with domestic or foreign laws could also subject us to penalties ranging from fines to bans on our ability to offer our services.

     We are dependent upon certain key personnel. We are highly dependent on a limited number of key management personnel, including our chief executive officer, president and chief operating officer, as well as key technical personnel. The loss of key personnel, or our inability to hire and retain qualified personnel, could have an adverse effect on our business, financial condition and results of operations.
     We are dependent upon proprietary technology and cannot assure protection of such technology. There can be no assurance that our proprietary technology will provide us with significant competitive advantages, that other companies will not develop substantially equivalent technology or that we will be able to protect our technologies. We could incur substantial costs in seeking enforcement of our patents or in defending ourselves against patent infringement claims by others. Further, there can be no assurance that we will be able to obtain or maintain patent protection in the markets in which we intend to offer products.
     International development plans are subject to numerous risks. There can be no guarantee that our international expansion efforts will be successful or that we will be able to offset the cost of the resources allocated to such efforts. Moreover, we could be faced with the risks inherent in any international development, such as unpredictable changes in export restrictions, barriers and customs rates; currency risks; the difficulty of managing foreign operations; the differences in technological standards, payment terms and labor laws and practices among countries; collection problems; political instabilities; seasonal reductions in business; and unforeseen taxes. Such risk factors could harm our international operations and, therefore, our business, operating results and financial condition.
     The market price of our stock may experience volatility. We cannot speculate as to the future market price of our Common Stock. Our Common Stock has experienced, and may continue to experience, significant price volatility due to a number of factors, including fluctuations in operating results, changes in market perspectives for our products, developments in our industry, and general market conditions that may be unrelated to our performance.
     We will be exposed to risks relating to evaluations of controls required by Section 404 of the Sarbanes-Oxley Act. Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act and related regulations implemented by the SEC, are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. We will be evaluating our internal controls systems to allow management to report on, and our independent auditors to attest to, our internal controls. We will be performing the system and process evaluation and testing (and any necessary remediation) required to comply with the management certification and auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We anticipate being able to fully implement the requirements relating to Section 404 internal controls by our December 31, 2007 deadline and expect to comply with the auditor attestation requirements by our December 31, 2008 deadline. However, we cannot be certain as to the timing of completion of our evaluation, testing and remediation actions or the impact of the same on our operations. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, we may be subject to sanctions or investigation by regulatory authorities, including the SEC. This type of action could adversely affect our financial results or investors’ confidence in our company and our ability to access capital markets and could cause our stock price to decline. In addition, the controls and procedures that we will implement may not comply with all of the relevant rules and regulations of the SEC. If we fail to develop and maintain effective controls and procedures, we may be unable to provide the required financial information in a timely and reliable manner. Further, if we acquire any company in the future, we may incur substantial additional costs to bring the acquired company’s systems into compliance with Section 404.
USE OF PROCEEDS
     We will not receive any proceeds from the resale of shares by the selling shareholders.

SELLING SHAREHOLDERS
     Set forth below are the names of the selling shareholders, the number of shares of MakeMusic Common Stock beneficially owned by each of them on the date hereof and the percentage of Common Stock to be owned if all shares hereunder are sold by the selling shareholders. The shares offered hereby shall be deemed to include shares offered by any pledgee, donee, transferee or other successor in interest of any of the selling shareholders listed below, provided that this prospectus is amended or supplemented if required by applicable law.
     To our knowledge, none of the selling shareholders has had within the past three years any material relationship with us except as set forth in the footnotes to the following table.

	Beneficial Ownership Prior to Offering
			Total
			Number of
	Common		Shares	Number of	Beneficial Ownership After
	Shares	Warrants	Beneficially	Shares	Offering
Name	Owned	Exercisable (1)	Owned	Offered	Total Number	Percent (2)
LaunchEquity Acquisition Partners, LLC – Education Partners (3)	672,207	312,500	984,707	984,707	—	—%
LaunchEquity Acquisition Partners, LLC – Education Partners I (3)	129,789	—	129,789	129,789	—	—%

TOTAL	801,996	312,500	1,114,496	1,114,496	—	—%

(1)	Shares that may be issued upon exercise of a warrant which was exercisable on February 28, 2003 and expires on February 27, 2008. See “Description of Warrants” in this prospectus for a description of the terms of the warrants.

(2)	The percentage of shares beneficially owned by the selling shareholder is based on 4,137,210 shares of Common Stock outstanding as of September 12, 2007.

(3)	This selling shareholder is managed by Broadway Advisors, LLC, an Arizona limited liability company. Broadway Advisors is managed by Jeffrey A. Koch, who is the Chairman of the Board of MakeMusic, Inc. Mr. Koch is not a member of this selling shareholder and disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(4)	This selling shareholder is managed by Broadway Advisors, LLC, an Arizona limited liability company. Broadway Advisors is managed by Jeffrey A. Koch, who is the Chairman of the Board of MakeMusic, Inc. A trust for the benefit of Mr. Koch’s family is one of the members of this selling shareholder. Mr. Koch disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.
DESCRIPTION OF WARRANTS
     In addition to 801,996 shares of Common Stock, we are registering 312,500 shares of Common Stock that are issuable upon exercise of a currently outstanding warrant. The warrant expires on February 27, 2008, may be exercised upon 10 business days’ written notice to us, and has a per share exercise price of $3.20. The warrant was originally issued to FCPI Soge Innovation 5 (126,042 shares), FCPI Soge Innovation 6 (101,042 shares) and FCPI Soge Innovation 7 (85,416 shares) on February 28, 2003. The warrant is subject to customary exercise price and share adjustments, which protect the holder and our company against dilution or concentration of our Common Stock, respectively. The warrant is subject to termination upon a change of control of our company (as that term is defined in the Warrant Agreement), but entitles the holder to receive substituted stock, securities or assets in the event that a capital reorganization, recapitalization, consolidation or merger of our company or sale of substantially all of our assets is effected in a way that holders of our Common Stock are entitled to receive stock, securities or assets in exchange for their holdings. The full text of the Warrant Agreement between our company and LaunchEquity Acquisition Partners, LLC – Education Partners is set forth in Exhibit 4.1 to the Registration Statement on Form S-3 of which this prospectus forms a part.

PLAN OF DISTRIBUTION
     We are registering the shares of Common Stock issued to the selling shareholders and issuable upon exercise of the warrants to permit the resale of these shares of Common Stock by the holders of the shares of Common Stock and warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the shares of Common Stock. We will bear all fees and expenses incident to the registration of the shares of Common Stock.
     The selling shareholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer, may sell all or a portion of the shares of Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions that may involve crosses or block transactions. To the extent any of the selling shareholders gift, pledge or otherwise transfer the shares offered hereby, such transferees may offer and sell the shares from time to time under this prospectus, provided that this prospectus has been amended or supplemented under Rule 424(b)(3) or other applicable provision of the Securities Act to include the name of such transferee in the list of selling shareholders under this prospectus. The selling shareholders may use any one or more of the following methods when selling shares:
•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
     The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

     The selling shareholders may, from time to time, authorize underwriters acting as their agents to offer and sell the Common Stock upon such terms and conditions as shall be set forth in a prospectus supplement. In addition, broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. If the selling shareholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with NASD Rule 2440, and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.
     In connection with sales of the shares of Common Stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The selling shareholders may also sell shares of Common Stock short and if such short sale shall take place after the date that the registration statement is declared effective by the Securities and Exchange Commission, the selling shareholders may deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
     The selling shareholders may pledge or grant a security interest in some or all of the warrants or shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
     Offers and sales may also be made directly by the selling shareholders, or other bona fide owners of the Common Stock, so long as an applicable exemption from state broker-dealer registration requirements is available in the jurisdiction of sale.
     The selling shareholders participating in the distribution of the shares of Common Stock may, and any broker-dealers participating in the distribution of the shares of Common Stock will, be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid to, any discounts or concessions allowed to or any profit realized on resale by any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed which will set forth (i) the name of each such selling shareholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of Common Stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In no event shall any broker-dealer receive fees, commission and markups which, in the aggregate, would exceed eight percent (8%).
     Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

     There can be no assurance that any selling shareholder will sell any or all of the shares of Common Stock registered pursuant to the shelf registration statement of which this prospectus forms a part.
     We have advised each selling shareholder that it may not use shares registered on the registration statement of which this prospectus forms a part to cover short sales of Common Stock made prior to the date on which the registration statement shall have been declared effective by the SEC. If a selling shareholder uses this prospectus for any sale of shares of our Common Stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.
     We will pay all expenses of the registration of the shares of Common Stock, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling shareholder will pay all underwriting discounts and selling commissions, if any, and any related legal expenses incurred by it. We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act, or the selling shareholders will be entitled to contribution.
SECURITIES AND EXCHANGE COMMISSION POSITION
ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
     Under Minnesota corporate law, a corporation shall, unless prohibited or limited by its Articles of Incorporation or Bylaws, indemnify its directors, officers, employees and agents against judgments, penalties, fines, settlements, expenses and disbursements incurred by such person who was, or is threatened to be, made a party to a proceeding by reason of the fact that the person is or was a director, officer, employee or agent of the corporation if generally, with respect to the acts or omissions of the person complained of in the proceeding, the person: (i) has not been indemnified by another organization with respect to the same acts or omissions; (ii) acted in good faith, (iii) received no improper personal benefit; (iv) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (v) reasonably believed the conduct was in the best interests of the corporation or, in certain circumstances, reasonably believed that the conduct was not opposed to the best interests of the corporation. Minnesota corporate law also provides that a corporation may purchase and maintain insurance on behalf of any indemnified party against any liability asserted against such person, whether or not the corporation would have been required to indemnify the person against liability under the provisions of Minnesota corporate law. Our Articles of Incorporation and Bylaws do not limit our obligation to indemnify such persons.
     Our Articles of Incorporation limit the liability of our directors to the full extent permitted by the Minnesota Business Corporation Act. Specifically, directors will not be personally liable for monetary damages for breach of fiduciary duty as directors except liability for (i) any breach of the duty of loyalty to MakeMusic or our shareholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) dividends or other distributions of corporate assets that are in contravention of certain statutory or contractual restrictions, (iv) violations of certain Minnesota securities laws or (v) any transaction from which the director derives an improper personal benefit.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
LEGAL MATTERS

     Fredrikson & Byron, P.A., Minneapolis, Minnesota, is giving an opinion as to the validity of the Common Stock offered by this prospectus.
EXPERTS
     McGladrey & Pullen, LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-KSB for the year ended December 31, 2006, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement, and such consolidated financial statements are incorporated by reference in reliance on such report given upon their authority as experts in accounting and auditing.
ABOUT THIS PROSPECTUS
     This prospectus is not an offer or solicitation in respect to these securities in any jurisdiction in which such offer or solicitation would be unlawful. This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about our company and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC’s offices mentioned under the heading “Where You Can Find More Information.” We have not authorized anyone else to provide you with different information or additional information. You should not assume that the information in this prospectus, or any supplement or amendment to this prospectus, is accurate at any date other than the date indicated on the cover page of such documents.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also directly available to the public from the SEC’s website at “http://www.sec.gov.” or by clicking on SEC Edgar Filings on our website on the Investor Relations page under the company information at “http://www.makemusic.com.”
     The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file with the SEC after the effective date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (File No. 000-26192) we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

1.	Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, filed March 20, 2007, including the information incorporated by reference therein from the Definitive Proxy Statement for the 2007 Annual Meeting of Shareholders, filed April 17, 2007;

2.	Quarterly Report on Form 10-QSB for the quarter ended March 31, 2007, filed May 3, 2007;

3.	Quarterly Report on Form 10-QSB for the quarter ended June 30, 2007, filed August 3, 2007;

4.	Current Reports on Form 8-K filed January 25, 2007, March 1, 2007, March 9, 2007, March 16, 2007, April 19, 2007, May 3, 2007, July 11, 2007 and August 6, 2007 (excluding the information furnished in Item 2.02 and Item 7.01 thereof, which is not deemed filed and which is not incorporated by reference herein); and

5.	Description of our common stock contained in our registration statement on Form 8-A filed on June 5, 1995 under Section 12 of the Exchange Act, and any amendments to such registration statement or any other report that we may file in the future for the purpose of updating such description, including the information incorporated by reference therein from the Registration Statement on Form SB-2 (Commission File No. 33-92212C) filed under the Securities Act of 1933.

     You may request a copy of the above filings, at no cost, by writing or telephoning our Chief Financial Officer at the following address:
Karen L. VanDerBosch
Chief Financial Officer
MakeMusic, Inc.
7615 Golden Triangle Drive, Suite M
Eden Prairie, Minnesota 55344-3848
(952) 937-9611

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following expenses will be paid by MakeMusic in connection with the distribution of the shares registered hereby. MakeMusic is paying all of the selling shareholders’ expenses related to this offering, except the selling shareholders will pay any applicable broker’s commissions and expenses as well as fees and disbursements of counsel and experts for the selling shareholders. All of such expenses, except for the SEC Registration Fee, are estimated.

SEC Registration Fee	$204.78
Legal Fees and Expenses	20,000.00
Accountants’ Fees and Expenses	5,000.00
Miscellaneous	1,000.00
Total	$16,204.78

Item 15. Indemnification of Directors and Officers.
     Under Minnesota corporate law, a corporation shall, unless prohibited or limited by its Articles of Incorporation or Bylaws, indemnify its directors, officers, employees and agents against judgments, penalties, fines, settlements, expenses and disbursements incurred by such person who was, or is threatened to be, made a party to a proceeding by reason of the fact that the person is or was a director, officer, employee or agent of the corporation if generally, with respect to the acts or omissions of the person complained of in the proceeding, the person: (i) has not been indemnified by another organization with respect to the same acts or omissions; (ii) acted in good faith, (iii) received no improper personal benefit; (iv) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (v) reasonably believed the conduct was in the best interests of the corporation or, in certain circumstances, reasonably believed that the conduct was not opposed to the best interests of the corporation. Minnesota corporate law also provides that a corporation may purchase and maintain insurance on behalf of any indemnified party against any liability asserted against such person, whether or not the corporation would have been required to indemnify the person against liability under the provisions of Minnesota corporate law. MakeMusic’s Articles of Incorporation and Bylaws do not limit its obligation to indemnify such persons.
     MakeMusic’s Articles of Incorporation also limit the liability of its directors to the full extent permitted by the Minnesota Business Corporation Act. Specifically, directors will not be personally liable for monetary damages for breach of fiduciary duty as directors except liability for (i) any breach of the duty of loyalty to MakeMusic or its shareholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) dividends or other distributions of corporate assets that are in contravention of certain statutory or contractual restrictions, (iv) violations of certain Minnesota securities laws or (v) any transaction from which the director derives an improper personal benefit.
Item 16. Exhibits

4.1*	Warrant Agreement with LaunchEquity Acquisition Partners, LLC – Education Partners

5.1	Opinion and Consent of Fredrikson & Byron, P.A.

23.1	Consent of McGladrey & Pullen LLP

23.2	Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1).

24.1**	Power of Attorney (included on signature page).

*	Previously filed on May 11, 2007, in connnection with the Pre-Effective Amendment No. 1 to Registration Statement No. 333-141566

**	Previously filed on March 26, 2007, in connection with the initial Registration Statement No. 333-141566

Item 17. Undertakings.
(a)	The undersigned small business issuer hereby undertakes:
(1)	To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any additional or changed material information on to the plan of distribution; Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed by the small business issuer under the Exchange Act, or is filed pursuant to Rule 424(b) that is deemed part of and included in the registration statement.
(2)	For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities, and the offering of the securities at that time to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on September 17, 2007.

MAKEMUSIC, INC.
By	/s/ John W. Paulson
John W. Paulson, Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the date indicated.

Signature	Title

/s/ John W. Paulson	Chief Executive Officer

John W. Paulson	(principal executive officer) and Director	September 17, 2007

/s/ Karen L. VanDerBosch	Chief Financial Officer

Karen L. VanDerBosch	(principal financial and accounting officer)	September 17, 2007

*	President, Chief Operating Officer and Director

Ronald B. Raup

*	Director

Graham Richmond

*	Director

Michael R. Skinner

*	Director

Lawrence M. Morton

*	Director

Keith A. Fenhaus

*	Chairman of the Board

Jeffrey A. Koch

Director

Robert B. Morrison

*	/s/ John W. Paulson

John W. Paulson, as Attorney in Fact		Date: September 17, 2007

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

EXHIBITS
to
Pre-Effective Amendment No. 2
to
Form S-3 Registration Statement

MakeMusic, Inc.

INDEX
Exhibit
4.1*	Warrant Agreement issued to LaunchEquity Acquisition Partners, LLC – Education Partners

5.1	Opinion and Consent of Fredrikson & Byron, P.A.

23.1	Consent of McGladrey & Pullen LLP

23.2	Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1).

24.1**	Power of Attorney (included on signature page).

*	Previously filed on May 11, 2007, in connection with the Pre-Effective Amendment No. 1 to Registration Statement No. 333-141566.

**	Previously filed on March 26, 2007, in connection with the initial Registration Statement No. 333-141566.